Exhibit 10.1

XETHANOL CORPORATION
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this 9th day of October 2008 by and between Xethanol Corporation, a Delaware corporation (the “Company”), and ______________________________ (the “Optionee”). Capitalized terms not defined in this Agreement have the meanings given in the Xethanol Corporation 2005 Incentive Compensation Plan, as amended effective February 12, 2008 (the “Plan”).

Background

A. On the date specified above, the Compensation Committee (the “Committee”) of the Board of Directors of the Company granted to the Optionee an option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $0.001 per share (the “Stock”), as provided below.

B. In consideration of the granting of the Option, the Optionee intends to remain in the employ of the Company or continue to provide services to the Company.

C. The Company and the Optionee desire to enter into a written agreement with respect to the Option in accordance with the Plan.

Agreement

As an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

1. Incorporation of Plan. This Option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. The Company has delivered a copy of the Plan to the Optionee, who acknowledges receipt of the Plan.

2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option to purchase all or any part of the number of shares of the Company’s Stock provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference. The Option shall vest and be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Sections 8, 9, or 10 below. Schedule A states whether the Option is intended to be an Incentive Stock Option.

3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the “Exercise Price”) shall be as specified on Schedule A.

4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of purchasable Stock as to which the Option remains unexercised. If this Option is not exercised with respect to all or any part of the shares subject to this Option before it expires, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).

6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Agreement as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 15 below to the attention of the Chief Financial Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock that the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elect to purchase under this Agreement, (b) contain such information as may be reasonably required pursuant to Section 12 below, and (c) as authorized by the Committee, be accompanied by (x) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to the shares of Stock being purchased, (y) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to the shares of Stock being purchased, or (z) a certified or cashier’s check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to the shares of Stock being purchased as provided in this Agreement. Upon receipt of any such notice and accompanying payment, and subject to the terms of this Agreement, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option; provided that in the discretion of the Committee, the Company may issue the shares specified in such notice in uncertificated, book-entry form as permitted by the Company’s bylaws.

7. Adjustment in Option. The number of shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Sections 9 and 10 of the Plan.

8. Termination of Continuous Service.

(a) Except as otherwise specified in Schedule A, in the event of the termination of the Optionee’s Continuous Service, other than a termination that is either (x) for Cause, (y) voluntary on the part of the Optionee and without written consent of the Company, or (z) due to the Optionee’s death or Disability or retirement, the Optionee may exercise this Option at any time within 90 days after such termination to the extent of the number of shares that were purchasable under this Agreement at the date of such termination. The Option shall not thereafter be or become exercisable.

(b) Except as specified in Schedule A, in the event of a termination of the Optionee’s Continuous Service that is either (x) for Cause or (y) voluntary on the part of the Optionee and without the written consent of the Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) Unless and to the extent otherwise provided in Schedule A, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any subsidiary, the Optionee shall continue to have the right to exercise this Option for shares which were purchasable at the date of the Optionee’s retirement.

9. Disability of Optionee. In the event of termination of the Optionee’s Continuous Service because of the Optionee’s Disability, the Optionee (or his or her personal representative) may exercise this Option within a period ending on the earlier of (a) the last day of the one-year period following the determination of the Optionee’s Disability or (b) the expiration date of this Option, to the extent of the number of shares that were purchasable under this Agreement at the date of such termination.

10. Death of Optionee. Except as otherwise provided in Schedule A with respect to the rights of the Optionee upon termination of the Optionee’s Continuous Service under Section 8 above, in the event of the Optionee’s death while employed by the Company or any of its subsidiaries or within 90 days after a termination of the Optionee’s Continuous Service (if such termination was neither (x) for Cause nor (y) voluntary on the part of the Optionee and without the written consent of the Company), the heirs, executors or personal representatives of the Optionee may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one-year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was an Employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were purchasable under this Agreement at the date of death. If the Optionee’s Continuous Service terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option that were purchasable under this Agreement at the date of such termination.

11. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of Stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 11.

12. Restriction on Disposition of Stock. The Stock purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will, or the laws of descent and distribution, until the date that is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

13. Withholding. The Optionee acknowledges that the Company shall require the Optionee to pay the Company the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Optionee. The Optionee agrees, as a condition to the grant of the Option, to satisfy such obligations.

14. Miscellaneous.

(a) This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

(b) This Agreement shall be governed by the laws of the State of Georgia.

(c) Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided below and, if to the Company, to the executive offices of the Company at 3348 Peachtree Road NE, Tower Place 200, Suite 250, Atlanta, Georgia 30326 (or to any successor address for the Company’s executive offices reflected in the Company’s filings with the Securities and Exchange Commission); provided that the Optionee may change his or her address by written notice as provided in this Section 15(c).

(d) This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its subsidiaries.

(e) Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

(f) The Background section on page 1 of this Agreement constitutes an integral part of this Agreement.

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IN WITNESS WHEREOF, the Compensation Committee of the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

Xethanol Corporation	OPTIONEE

By:	By:
Name:	Name:
Title:	Address:

SCHEDULE A
TO
STOCK OPTION AGREEMENT
BETWEEN
XETHANOL CORPORATION
AND

Dated: October 9, 2008

1. Number of Shares Subject to Option:                        shares.

2. This Option: (Check one)	☐ is an Incentive Stock Option.
☒ is not an Incentive Stock Option.

3. Option Exercise Price: $0.19 per share.

4. Date of Grant: October 9, 2008

5. Option Vesting Schedule: The Option shall vest and become exercisable as to the number of shares specified below upon satisfaction of the vesting conditions described below, subject to the earlier termination or expiration of the Option as provided below:

(a) In this Schedule A, (x) the term “Exchange” means the American Stock Exchange, or, if applicable, any successor exchange on which the Company’s common stock is listed; and (y) the term “Expiration Date” means October 9, 2015.

(b) One-half of the Option shall vest and become exercisable if the closing price of the Company’s common stock as reported on the Exchange equals or exceeds $1.50 per share for ten consecutive trading days (the “Initial Threshold Price”) on or before the third anniversary of the date of grant; provided that if the Initial Threshold Price is not achieved on or before the third anniversary of the date of grant, all of the Option shall terminate.

(c) If and only if the Initial Threshold Price is achieved on or before the third anniversary of the date of grant, an additional one-fourth of the Option shall vest and become exercisable if the closing price of the Company’s common stock as reported on the Exchange equals or exceeds $2.00 per share for ten consecutive trading days on or before the Expiration Date.

(d) If and only if the Initial Threshold Price is achieved on or before the third anniversary of the date of grant, an additional one-fourth of the Option shall vest and become exercisable if the closing price of the Company’s common stock as reported on the Exchange equals or exceeds $2.50 per share for ten consecutive trading days on or before the Expiration Date.

6. Option Exercise Period: The Option shall expire and be void unless exercised on or before the Expiration Date or on such earlier date with respect to the number of shares indicated and as determined pursuant to Section 5 above.

7. Effect of Termination of Employment of Optionee (if different from that provided in Sections 8, 9 and 10 of the Stock Option Agreement): Not applicable.

SCHEDULE B
TO
STOCK OPTION AGREEMENT
BETWEEN
XETHANOL CORPORATION
AND

NOTICE OF EXERCISE

The undersigned hereby notifies Xethanol Corporation (the “Company”) of this election to exercise the undersigned’s stock option to purchase                    shares of the Company’s common stock, par value $0.001 per share, pursuant to the Stock Option Agreement between the undersigned and the Company dated October 9, 2008. Accompanying this Notice of Exercise is (x) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to the shares of Stock being purchased, (y) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to the shares of Stock being purchased, or (z) a certified or cashier’s check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to the shares of Stock being purchased, as provided in the Stock Option Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Exercise, effective this _____ day of ______________, _______.

OPTIONEE [OR OPTIONEE’S ADMINISTRATOR,
EXECUTOR, GUARDIAN OR LEGAL
REPRESENTATIVE]

By:
Name:
Position (if other than Optionee):